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Exhibit 1.1

                  Shares

Refco Inc.

Common Stock

UNDERWRITING AGREEMENT

August    , 2005

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Banc of America Securities LLC
    As Representatives of the Several Underwriters,
        c/o Credit Suisse First Boston LLC
            Eleven Madison Avenue
                New York, NY 10010-3629

Ladies and Gentlemen:

        1.    Introductory.    Refco Inc., a Delaware corporation (the "Company"), proposes to issue and sell                  shares of its common stock (the "Securities") and the stockholders listed in Schedule A hereto (the "Selling Stockholders") propose severally to sell an aggregate of                  outstanding shares of the Securities (such                  shares of Securities being hereinafter referred to as the "Firm Securities"). The Company also proposes to sell to the Underwriters (as defined below), at the option of the Underwriters, an aggregate of not more than                  additional shares of its Securities, as set forth below (such                   additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". As part of the offering contemplated by this Agreement, Credit Suisse First Boston LLC (the "Designated Underwriter") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to                  shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, the "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (such Firm Securities, the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Banc of America Securities LLC are referred to herein as the "Representatives". The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

        2.    Representations and Warranties of the Company and the Selling Stockholders.    (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

            (i)    A registration statement (No. 333-123969) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (ii)   If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

            (iii)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

            (iv)  (A) Each subsidiary set forth on Schedule C hereto (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized or incorporated and is an existing company or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; (B) each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (C) all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and (D) except for the security interests granted in connection with that certain Credit Agreement, dated as of August 5, 2004, among Refco Finance Holdings LLC, New Refco Group Ltd., LLC, and the lenders named therein, as amended, the capital stock of each Subsidiary owned by the

    Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects, except for liens, encumbrances and defects that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

             (v)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

            (vi)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Offered Securities.

           (vii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (viii)  The Securities have been approved for listing subject to notice of issuance on The New York Stock Exchange.

            (ix)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance of this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

             (x)  The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (or an event which the notice or passage of time or both would constitute a default under) (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties; (B) any material agreement or instrument to which the Company or its Subsidiaries is, or immediately following the transactions contemplated by the Prospectus will be, a party or by which the Company or any such Subsidiary is, or immediately following the transactions contemplated by the Prospectus will be, bound or to which any of the properties of the Company or any such Subsidiary is, or immediately following the transactions contemplated by the Prospectus will be, subject; or (C) the charter or by-laws (or similar organization documents) of the Company or any such Subsidiary. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (xi)  None of the Company or any of its Subsidiaries is (A) in violation of its charter or by-laws (or similar organizational documents) or (B) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any Subsidiary is, or immediately following the transactions contemplated by the Prospectus will be, a party or by which the Company or any Subsidiary or their respective property is, or immediately following the transactions contemplated by the Prospectus will be, bound, except, in the case of clause (B), for defaults that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

           (xii)  This Agreement has been duly authorized, executed and delivered by the Company.

          (xiii)  Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except for liens, encumbrances or defects that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (xiv)  Except as disclosed in the Prospectus, the Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

           (xv)  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (xvi)  Except as disclosed in the Prospectus, the Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now conducted by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         (xvii)  Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have Material Adverse Effect; and the Company is not aware of any pending investigation that could lead to such a claim.

        (xviii)  Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the

    Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (xix)  The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of Refco Group Ltd., LLC and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, the schedules included in each Registration Statement present fairly the information required to be stated therein and the assumptions used in preparing the pro forma financial statements and other pro forma information and data included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

           (xx)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event that would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xxi)  Refco Group Ltd., LLC is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

         (xxii)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

        (xxiii)  (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

        (xxiv)  The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (xxv)  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company (other than subsidiaries that are inactive, hold no assets and engage in no operations).

        (xxvi)  As of the Closing Date (as defined below), Schedule A to the opinion of Weil, Gotshal & Manges LLP dated the Closing Date lists the only agreements, instruments and other documents that are material, or will be material following the consummation of the transactions contemplated by the Prospectus, to the business, operations and financial condition of the Company and its subsidiaries taken as a whole.

       (xxvii)  The global brokerage operations acquired from Cargill Investor Services do not require inclusion of any pro forma financial statements or acquired company financial statements pursuant to Regulation S-X and are not material to the Company and its subsidiaries, taken as a whole.

        (b)   Each Selling Stockholder (as to itself only) severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

              (i)  Such Selling Stockholder has and on each Closing Date will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

             (ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement does not and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Notwithstanding any inference to the contrary, with respect to each Selling Stockholder (other than Refco Group Holdings, Inc.), the two preceding sentences apply only to any statements in or omissions from a Registration Statement or the Prospectus that are based upon written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder to the Company consists of the information relating to such Selling Stockholder that appears under the caption "Principal and Selling Stockholders" in the Prospectus.

            (iii)  Such Selling Stockholder is not prompted to sell the Firm Securities to be sold by the Selling Stockholder by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and Prospectus.

            (iv)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Offered Securities by such Selling Stockholder.

        3.    Purchase, Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $        per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston LLC ("CSFB") in its discretion, in order to avoid fractions) obtained by multiplying                   Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

        The Company and the Selling Stockholders, as applicable, will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company in the case of                  shares of Firm Securities and to an Attorney in Fact (as defined in the Power of Attorney) in the case of                  shares of Firm Securities, at the office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New York time, on August    , 2005, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all of the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company, at the above office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5.    Certain Agreements of the Company and the Selling Stockholders.    The Company agrees with the several Underwriters and the several Selling Stockholders, and, only with respect to Section 5(i) below, the several Selling Stockholders, severally and not jointly, agree with the several Underwriters that:

          (a)   If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, which consent shall not be unreasonably withheld, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

          The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives, which consent shall not be unreasonably withheld.

          (b)   The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the Representatives' consent, which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible its lifting.

          (c)   If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d)   As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e)   The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement and the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f)    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

          (g)   During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. For purposes of this clause (g), any information filed by the Company on the Commission's EDGAR system will be deemed furnished to the Representatives and the Underwriters, as applicable, in satisfaction of this clause (g).

          (h)   For the period specified below (the "Lock-Up Period"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or issuances of Securities pursuant to the Company's dividend reinvestment plan. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

          (i)    The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement (and the Company and the Selling Stockholders may make other arrangements as among themselves to which they may mutually agree), for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. ("NASD") of the offer and sale of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Each Selling Stockholder agrees (as to itself only) with the several Underwriters that it will pay for any transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriters.

          (j)    In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (k)   The Company will pay all reasonable fees and disbursements of counsel, including foreign counsel, incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

        6.     Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a)   The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Grant Thornton LLP confirming that it is an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

              (i)  in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

             (ii)  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

              (B)  at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this

      Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries, or there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

              (C)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in total revenues or net income;

    except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

             (v)  they have (A)(x) read the unaudited pro forma consolidated statement of operations for the year ended February 29, 2005 and for the three months ended May 31, 2005, included in the Prospectus and (y) read the unaudited pro forma consolidated balance sheet for the three months ended May 31, 2005, included in the Prospectus; (B) inquired of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma consolidated financial statements referred to in clause (A) comply as to form in all material aspects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements; and

            (vi)  Nothing came to their attention as a result of the procedures specified in paragraph (v) above, that caused them to believe (A) that the unaudited pro forma consolidated statements of operations referred to in paragraph (v)(A)(x) above included in the Prospectus and the unaudited pro forma consolidated balance sheet referred to in paragraph (v)(A)(y) above included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (B) that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b)   If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

          (c)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d)   The Representatives shall have received an opinion, dated such Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Company, to the effect that:

              (i)  The Company has been duly incorporated and is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus;

             (ii)  Each Subsidiary organized or incorporated under the laws of the State of Delaware (the "Delaware Subsidiaries") is a company or corporation validly existing and in good standing under the laws of Delaware, and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus;

            (iii)  All outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights pursuant to law or in the Company's certificate of incorporation. The shares of Offered Securities to be issued pursuant to this Agreement on such Closing Date have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights pursuant to law or the Company's certificate of incorporation, and conform to the description thereof contained in the Prospectus;

            (iv)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

             (v)  No consent, approval, authorization or order of, or filing with, any New York, Delaware or federal governmental authority is required to be obtained or made by the Company or any Selling Stockholder in connection with the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws;

            (vi)  The execution, delivery and performance of this Agreement and the consummation of the transactions herein or therein contemplated will not conflict with, constitute a default under, or violate (A) any New York or federal law, rule or regulation (other than state securities laws), (B) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule A to such opinion, (C) any of the terms, conditions or provisions of the charter or by-laws (or similar organizational documents) of the Company or any Delaware Subsidiary or (D) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any Delaware Subsidiary to which such counsel is aware;

           (vii)  The Registration Statement and the Prospectus (except for the financial statements and related notes thereto, the financial statement schedules and the other financial and accounting data included in the Registration Statement or the Prospectus as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

          (viii)  The Registration Statement has become effective under the Act and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel's knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule;

            (ix)  The statements in the Prospectus under the captions "Business—Regulation", "Certain Relationships and Related Transactions", "Description of Capital Stock," "Description of Indebtedness" and "Shares Eligible for Future Sale", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects;

             (x)  To such counsel's knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

            (xi)  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations thereunder, and this Agreement has been duly authorized, executed and delivered by the Company;

           (xii)  Except as disclosed in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any of its Subsidiaries or properties that relates to any of the transactions contemplated by this Agreement or which, if adversely determined, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

          (xiii)  The Company is not, and, after giving effect to the issuance and sale of the Offered Securities in accordance with the terms of this Agreement and the application of the proceeds therefrom as described in the Prospectus and the consummation of the other transactions contemplated by the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (e)   The Representatives shall have received a statement, dated such Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Company, to the effect that they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date (except for the financial statements and related notes thereto, the financial statement schedules and the other financial and accounting data included in the Registration Statement as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or as of the date of such statement, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (except for the financial statements and related notes thereto, the financial statement schedules and the other financial and accounting data included in the Prospectus as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f)    The Representatives shall have received an opinion, dated such Closing Date, of outside and/or internal counsel for each of the Selling Stockholders, satisfactory to the Representatives, to the effect that:

              (i)  Assuming that the Underwriters acquire the Offered Securities being sold to them by the Selling Stockholder pursuant to this Agreement without notice of an adverse claim thereto, upon the delivery to the Underwriters of such Offered Securities and the payment therefor in accordance with the terms of this Agreement, the Underwriters will acquire such

    Offered Securities free of any adverse claim. For purposes of this paragraph, the terms "delivery," "control," "adverse claim" and "notice of an adverse claim" have the respective meanings ascribed thereto in Sections 8-301, 8-106, 8-102(a)(i) and 8-105 of the Uniform Commercial Code in effect in the State of New York;

             (ii)  Based upon their review of applicable laws, no consent, approval, authorization or order of, or filing with, any United States federal or New York state governmental agency or body or any United States federal or New York state court is required to be obtained or made by the Selling Stockholder for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

            (iii)  The execution and delivery by the Selling Stockholder of this Agreement and the performance by the Selling Stockholder of its obligations hereunder, will not conflict with, constitute a default under or violate, any United States federal or New York State statute, rule or regulation or order of any United States federal or New York state governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties or any agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or the charter or by-laws of the Selling Stockholder which is a corporation;

            (iv)  The Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder and constitutes the valid and legally binding obligation of such Selling Stockholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

             (v)  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

          (g)   The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Company, a letter, dated such Closing Date, advising the Underwriters that such counsel has examined various documents and participated in conferences with representatives of the Company and accountants and with representatives of the Underwriters and their counsel at which times the contents of the Registration Statement and the Prospectus and related matters were discussed (such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained therein or making any representation that they have independently verified or checked the accuracy, completeness or fairness of such statements); that no facts have come to such counsel's attention that causes such counsel to believe that the statements contained in the Prospectus under the captions "Risk Factors—Risks Relating to Our Company—We are subject to an SEC investigation, which could adversely affect our business" and "Business—Legal Proceedings—SEC Investigation," as of the date of the Prospectus and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, solely as they relate to the matters described under such captions and in light of the circumstances under which they were made, not misleading.

          (h)   The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i)    The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct, in the case of representations and warranties that are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event that would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

          (j)    The Representatives shall have received a letter, dated such Closing Date, of Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (k)   On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the Selling Stockholders, each of the executive officers and directors of the Company and all other stockholders of the Company in substantially the form attached hereto as Schedule D-1.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, in respect of any Closing Date.

        7.     Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any

Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

        The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the "Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

          (b)   Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder (other than Refco Group Holdings, Inc.) shall only be subject to liability under this subsection to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any such Selling Stockholder consists of the information relating to such Selling Stockholder that appears under the caption "Principal and Selling Stockholders" in the Prospectus; provided, further, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Firm Securities sold by such Selling Stockholder hereunder.

          (c)   Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its directors and officers, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting".

          (d)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (e)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Firm Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f)    The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Act.

        8.     Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9.     Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offer and sale of the Offered Securities.

        10.   Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Refco Inc., One World Financial Center, 200 Liberty Street, Tower A, New York, NY 10281, Attention: Gerald Sherer, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Alex Lynch, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Thomas H. Lee Partners, 100 Federal Street, 35th Floor, Boston Massachusetts 02110, Attention: Scott Jaeckel, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Alex Lynch, and Refco Group Holdings, Inc., One World Financial Center, 100 Liberty Street, Tower A, New York, New York 10281, Attention: Phillip Bennett, with a copy to Mayer Brown Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, Attention: Eddie Best; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        11.   Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12.   Representation.    The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. The Attorneys in Fact (as defined in the Power of Attorney) will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorneys in Fact, or any of them, will be binding upon all the Selling Stockholders.

        13.   Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.   Absence of Fiduciary Relationship.    The Company acknowledges and agrees that:

        (a)   the Representatives have been retained solely to act as underwriters in connection with the sale of the Company's securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising the Company on other matters;

        (b)   the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

        (c)   it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

        (d)   it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

        15.   Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,
REFCO GROUP HOLDINGS, INC.
By:	Name: Title:
REFCO INC.
By:	Name: Title:
Acting on behalf of the Selling Stockholders
By:	Name: Title: Attorney in Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON LLC GOLDMAN, SACHS & CO. BANC OF AMERICA SECURITIES LLC
Acting on behalf of themselves and as the Representatives of the several Underwriters
CREDIT SUISSE FIRST BOSTON LLC
By:	Name: Title:
GOLDMAN, SACHS & CO.
By:	(Goldman, Sachs & Co.)
BANC OF AMERICA SECURITIES LLC
By:	Name: Title:

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold
Refco Group Holdings, Inc.
Thomas H. Lee Equity Fund V, L.P.
Thomas H. Lee Parallel Fund V, L.P.
Thomas H. Lee Equity (Cayman) Fund V, L.P.
Thomas H. Lee Investors Limited Partnership
U.S. Bank N.A., as trustee under the 1997 Thomas H. Lee Nominee Trust
Putnam Investments Holdings, LLC
Putnam Investments Employees' Securities Company I, LLC
Putnam Investments Employees' Securities Company II, LLC
JPMorgan Chase Bank, as trustee for First Plaza Group Trust
Performance Co-Investment Fund I, L.P.
Auda Refco Ltd.
Auda Partners L.P.
New York State Retirement Co-Investment Fund L.P.
CSFB Fund Co-Investment Program, L.P.
Partners Group Private Equity Performance Holdings Limited
Vega Invest (Guernsey) Limited
Pearl Holding Limited
Credit Suisse Anlagestiftung

Total

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sandler O'Neill & Partners, L.P.
HSBC Securities (USA) Inc.

Total

SCHEDULE C

Subsidiaries of the Company

Name:	Jurisdiction:
Haut Commodities, LLC	Delaware
Kroeck & Associates LLC	Delaware
Marshall Metals, LLC	Delaware
New Refco Group Ltd., LLC	Delaware
Refco Administration, LLC	Delaware
Refco Alternative Investments LLC	Delaware
Refco Canada Finance, Inc.	Delaware
Refco Capital LLC	Delaware
Refco Capital Holdings, LLC	Delaware
Refco Capital Management, LLC	Delaware
Refco Capital Trading LLC	Delaware
Refco Clearing, LLC	Delaware
Refco F/X Associates, LLC	Delaware
Refco Finance Inc.	Delaware
Refco Financial, LLC	Delaware
Refco Fixed Assets Management, LLC	Delaware
Refco Global Futures, LLC	Delaware
Refco Global Holdings, LLC	Delaware
Refco Group Ltd., LLC	Delaware
Refco, LLC	Delaware
Refco Local Divisions, LLC	Delaware
Refco Regulated Companies, LLC	Delaware
Refco Securities, LLC	Delaware
Refco Trading Services, LLC	Delaware
RefcoFund Holdings, LLC	Delaware
RefcoFund Management, LLC	Delaware
Westminster-Refco Management LLC	Delaware
EasyScreen plc	England
Refco Trading Services (Australia) Pty Ltd.	Australia
Refco Trading Services (Gibraltar) Ltd.	Gibraltar
Mactechnologies, Ltd.	England
Refco Capital Markets International Services, Ltd.	Bermuda
Refco Capital Markets International, Ltd.	Bermuda
Refco Capital Markets, Ltd.	Bermuda
Refco Carlton, Ltd.	England
Refco Energy (UK), Ltd.	England
Refco Equity Derivatives, Ltd.	England
Refco Europe Ltd.	England
Refco Canada Co.	Canada
Refco Futures (HK) Ltd.	Hong Kong
Refco Global Finance, Ltd.	Bermuda
Refco Hong Kong, Ltd.	Hong Kong
Refco Investment Services Pte Ltd. (Singapore)	Singapore
Refco Overseas Limited	England
Refco Securities S.A. (Paris)	France
Refco (Singapore) Pte. Ltd.	Singapore
Refco Trading Services (UK) Ltd.	England
Westminster Clearing, Ltd.	England
Trafalgar Commodities Ltd.	England

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  Exhibit 1.1
Shares Refco Inc. Common Stock UNDERWRITING AGREEMENT
SCHEDULE A
SCHEDULE B
SCHEDULE C Subsidiaries of the Company